Exhibit 16

[LETTERHEAD]

August 21, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Re:        Gateway Energy Corporation
             File No. 1-4766

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Gateway Energy Corporation dated August 16, 2001, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP